OPTION AGREEMENT




                                     BETWEEN



                                PMC-SIERRA, INC.



                                       AND



                        SIERRA SEMICONDUCTOR CORPORATION



                                       AND



                  TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.



                                NOVEMBER 6, 1996







"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                                TABLE OF CONTENTS


         1. TERMINATION OF THE OPTION AGREEMENTS                               3

         2. DEFINITIONS                                                        4

         3. VOLUME COMMITMENT                                                  5

         4. WAFER PRICE                                                        5

         5. OTHER PURCHASE TERMS AND CONDITIONS                                6

         6. FAILURE TO PURCHASE THE CUSTOMERS COMMITTED CAPACITY;
            FIRST RIGHT OF REFUSAL                                             6

         7. TERM AND TERMINATION                                               8

         8. BOARD APPROVAL                                                     8

         9. LIMITATION OF LIABILITY                                            8

         10. NOTICE                                                            9

         11. ENTIRE AGREEMENT                                                  9

         12. GOVERNING LAW                                                    10

         13. ARBITRATION                                                      10

         14. ASSIGNMENT                                                       10

         15. CONFIDENTIALITY                                                  10

         16. FORCE MAJEURE                                                    11

         17. OBLIGATION OF FUTURE PURCHASE                                    11

         EXHIBIT A                                                            12

         EXHIBIT B                                                            13

         EXHIBIT C                                                            14

                                OPTION AGREEMENT
                                ----------------


         THIS AGREEMENT is made and becomes effective as of November 6,1996 (the "Effective Date") by Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC"), a company organized under the laws of the Republic of China with its registered address at No. 12 1, Park Ave. 3, Science-Based Industrial Park, Hsinchu, Taiwan, and Sierra Semiconductor Corporation ("Sierra), a company organized under the laws of California, with its registered address at 2222 Qume Drive, San Jose, CA 95131 and PMC-Sierra Inc. ("PMC-Sierra"), a company organized under the laws of California, with its registered address at 105-8555 Baxter Place, Burnaby, British Columbia, Canada V5A 4V7 (collectively referred to as "Customers").

RECITALS

         WHEREAS, TSMC currently supplies Customers with wafers and Customer wishes to increase the volume of wafers to be purchased from TSMC;

         WHEREAS, in order to increase its output, TSMC must accelerate [REDACTED] and advance [REDACTED];

         WHEREAS, as a condition to TSMC's acceleration of these facilities, TSMC has asked Customers to make capacity commitments and certain advance payment under two option agreements;

         WHEREAS, the parties intend to terminate the two option agreements and enter into a new option agreement for the purposes set forth herein.

AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1.       TERMINATION OF THE OPTION AGREEMENTS

Sierra and TSMC agree to terminate the Option Agreement between Sierra and TSMC dated November 6, 1995 upon the Effective date hereof. PMC-Sierra and TSMC agree to terminate the Option Agreements between PMC-Sierra and TSMC dated November 6, 1995 upon the Effective Date hereof. Any rights and obligations accrued prior to the termination of these two agreements, excluding the option fees due thereunder, shall remain effective.

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

2.       DEFINITIONS

         (a) "Base Capacity" used in this Agreement shall mean the capacity that TSMC agrees to provide, and Customers agree to purchase, in addition to the Option Capacity, pursuant to this Agreement.

         (b) "Customers Committed Capacity" used this Agreement shall mean the total capacity that Customers agree to purchase from TSMC pursuant to this Agreement, and is set forth in Exhibit B.

         (c) "Option Capacity" used in this Agreement shall mean the firm capacity commitment made by Customers pursuant to this Agreement, for which Capacity Customer agrees to pay TSMC liquidated damages at [REDACTED] per Wafer Equivalent for any unused capacity pursuant to Subsection 6(a).

         (d) "Option Fee" used in this Agreement shall mean the deposit, US [REDACTED] in total, that Customers have placed with TSMC upon the execution hereof for liquidated damages upon Customer's failure to purchase the Option Capacity.

         (e) "TSMC Committed Capacity" used in this Agreement shall mean the total capacity that TSMC agrees to provide to Customers pursuant to this Agreement, and is set forth in Exhibit B.

         (f) "Wafer Equivalent" used in this Agreement shall mean the number of wafers based on the [REDACTED]. For details of the equivalency factor, please refer to Exhibit A. Any and all capacity commitments referred to in this Agreement shall be measured in Wafer Equivalent.

         (g) "Customers" mean either Sierra or PMC-Sierra, or both Sierra and PMC-Sierra together, as the case may be, when both of them are principally liable for the performance of the duties or obligations hereunder as one party; in which case, Sierra and PMC-Sierra are jointly and severally liable of the obligations of Customers hereunder. However, Sierra and PMC-Sierra may individually exercise its rights hereunder when the term

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

         "Sierra" and "PMC-Sierra" is used; which shall be construed, neither joint, nor joint and several, but several. In order to determine the role and responsibility of each Sierra and PMC-Sierra as a party "Sierra and PMC-Sierra" hereunder and further clarify and define their respective rights, duties and obligations hereunder, Sierra and PMC-Sierra shall immediately after the execution of this Agreement, enter into an agreement between them.

3.       VOLUME COMMITMENT

         (a) Customers agree to purchase from TSMC the Customers Committed Capacity, and subject to the payment of the Option Fee by Customers under Section 5 below, TSMC agrees to provide to Customer the TSMC Committed Capacity, as set forth in Exhibit
                  B. In any calendar year, the orders placed by Customers shall first apply fulfill the [REDACTED] portion of the Customers Committed Capacity, and then the [REDACTED] portion thereof.

         (b) Each month, Customers agree to provide to TSMC a six-month rolling forecast of the number of wafers that Customers will purchase, with the volume for the first [REDACTED] weeks being frozen (i.e., Customers must purchase all of the quantity forecast for the delivery in the first [REDACTED] weeks of the forecast). The forecast must be based on wafers out or deliveries expected to be made by TSMC.

         (c) TSMC will use its reasonable effort to cause its fabs to be capable of producing wafers of more advanced specifications, as set forth in the TSMC Technology Road Map attached as Exhibit C.

4.       WAFER PRICE

         (a) The wafer prices for the Option Capacity shall [REDACTED]. In the event the wafer prices for the Customers Committed Capacity do not comply with the preceding sentence, TSMC will make proper price changes for the unfilled orders, upon Customers' notice in writing.

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

         (b) The parties shall negotiate in good faith each year the wafer prices for the Option Capacity for the following year, and if no agreement may be reached by the parties before October each year, the parties agree to submit the dispute to the binding arbitration pursuant to Section 13 below, and under such circumstances, neither party shall have the right to terminate this Agreement under Section 7 below.

5.       OTHER PURCHASE TERMS AND CONDITIONS

         (a) Within ninety (90) days upon execution hereof, the parties agree to use their best efforts to negotiate and enter into a Wafer Production Agreement for the purchase of wafers hereunder.

         (b) Upon the execution hereof, TSMC will return to Customers the two promissory notes already made to TSMC.

6.       FAILURE  TO PURCHASE  THE CUSTOMERS  COMMITTED CAPACITY; FIRST RIGHT OF
                  REFUSAL

         (a) Customers shall notify TSMC of Customers' annual total wafer requirement from outside sources for the subsequent year by every November, and shall notify TSMC of any changes therefrom during the applicable year. TSMC has the right to conduct audits on Customers' annual total wafer requirements with a thirty (3 0) days written notice to Customers.

                  Customers have the right to Carry forward any portion of the Customers Committed Capacity in the years [REDACTED] through [REDACTED] to the year [REDACTED] with a [REDACTED] written notice, provided that the Customers' annual orders to TSMC represents at least[REDACTED] of the Customers [REDACTED] wafer requirement from outside sources. In no event can any Customers Committed Capacity be carried forward beyond the year of [REDACTED]. If in the year [REDACTED] Customers are not able to use the Customers Committed Capacity that may have been carried forward into the year [REDACTED] during the years [REDACTED] though [REDACTED] or if Customers fail to carry any portion of the Customers Committed Capacity to the year [REDACTED] herein, Customers shall promptly notify TSMC of such in writing and first offer TSMC such capacity for sales to any third parties. TSMC may, at its option, accept such offer, in whole or in part, within [REDACTED] days following

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                  Customers' notification, and if TSMC so accepts, the corresponding Option Fee will be returned without interest. In the event that TSMC decides not to accept such offer, Customers may assign this Agreement (including the right to purchase the Customers Committed Capacity for the remaining term of this Agreement) to any third parties acceptable to TSMC, within [REDACTED] upon TSMC's written notice that it will not accept such offer, and if Customers fail to do so, TSMC shall have the right to withhold the corresponding Option Fee at [REDACTED] as liquidated damages from the Option Fee, and TSMC is entitled to sell or use any such unused capacity thereafter.

                  In the event Customers' annual orders to TSMC represents lower than [REDACTED] of the Customers [REDACTED] wafer requirement from outside sources, [REDACTED] of the Customers Committed Capacity for that particular year can be carried forward to the year [REDACTED]. If in such calendar year, for any reason, Customers are not able to use or purchase all or a portion of the Customers Committed Capacity, Customers shall promptly notify TSMC of such in writing and first offer TSMC such capacity for sales to any third parties. TSMC may, at its option, accept such offer, in whole or in part, within [REDACTED] following Customers' notification, and if TSMC so accepts, the corresponding Option Fee at [REDACTED] will be returned without interest. In the event that TSMC decides not to accept such offer, Customers may assign this Agreement (including the right to purchase the Customers Committed Capacity for the remaining term of this Agreement) to any third parties acceptable to TSMC, within [REDACTED] upon TSMC's written notice that it will not accept such offer, and if Customers fails to do so, TSMC shall have the right to withhold the corresponding Option Fee at[REDACTED] as liquidated damages from the Option Fee, and TSMC is entitled to sell or use any such unused capacity thereafter.

         (b) If any portion of this Agreement or the whole Agreement is assigned to any third parties acceptable to TSMC pursuant to this Subsection 6(a) above, such third parties shall abide by the terms and conditions of this Agreement and TSMC will return to Customers the Option Fee corresponding to [REDACTED].

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

7.       TERM AND TERMINATION

         (a) The term of this Agreement shall commence from the Effective Date, and continue until [REDACTED], or the date of total consumption of the Option Fee, whichever is earlier. In the event that any of the Customers Committed Capacity is carried forward to the year of [REDACTED] pursuant to Subsection 6(a), this Agreement shall be extended to [REDACTED].

         (b) TERMINATION FOR OTHER BREACH OR FOR BANKRUPTCY Either party may terminate this Agreement if, the other party breaches any material provisions of this Agreement (other than the breach of Section 5 above), and does not cure or remedy such breach within ninety (90) days of receiving written notice of such breach, or (ii) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership or liquidation, if such petition or proceeding is not dismissed with prejudice within sixty
                  (60) days after filing.

         (c)      EFFECT OF TERMINATION
                  The parties shall remain liable to the other party for any outstanding and matured rights and obligations at the time of termination.

8.       BOARD APPROVAL

                  Customers shall obtain the approval by their Boards of Directors of this Agreement, and submit to TSMC, at the time of executing this Agreement, an authentic copy of it's board resolution authorizing the representative designated below to execute this Agreement.

9.       LIMITATION OF LIABILITY

                  In no event shall any party be liable for any indirect, special, incidental or consequential damages (including loss of profits and loss of use) resulting from, arising out of or in connection with either party's performance or failure to perform under this Agreement, or resulting from, arising out of or in connection with either party's producing, supplying, and/or sale of the wafers, whether due to a breach of contract, breach of warranty, tort, negligence, or otherwise.

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

10.      NOTICE

                  All notices required or permitted to be sent by either party to the other party under this Agreement shall be sent by registered mail postage prepaid, or by personal delivery, or by fax. Any notice given by fax shall be followed by a confirmation copy within ten (10) days. Unless changed by written notice given by either party to the other, the addresses and fax numbers of the respective parties shall be as follows:

         To TSMC:

         TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY, LTD.
                  No. 121, Park Avenue 3
                  Science-Based Industrial Park
                  Hsinchu, Taiwan
                  Republic of China                           FAX: 886-35-781545

                  To Customers:
                  PMC-SIERRA INC.
                  105-8555 Baxter Place
                  Burnaby, B.C. Canada V5A 4V7                FAX: 604-415-6207

                  Sierra Semiconductor Corporation
                  2222 Qume Drive
                  San Jose, CA 95131                          FAX: 408-894-0219

11.      ENTIRE AGREEMENT

                  This Agreement, including Exhibits A-C, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings, agreements, dealings and negotiations, oral or written, regarding the subject matter hereof. No modification, alteration or amendment of this Agreement shall be effective unless in writing and signed by all parties. No waiver of any breach or failure by either party to enforce any provision of this Agreement shall be deemed a waiver of any other or subsequent breach, or a waiver of future enforcement of that or any other provision.

12.      GOVERNING LAW

                  This  Agreement  will  be  governed  by  and   interpreted  in
accordance with the laws of the Republic of China.

13.      ARBITRATION

                  Each party will make best efforts to resolve amicably any disputes or claims under this Agreement among the parties. In the event that a resolution is not reached among the parties within thirty (30) days after written notice by any party of the dispute or claim, the dispute or claim shall be finally settled by binding arbitration in Taipei under The Rules of Arbitration of the International Chamber of Commerce by three
                  (3) arbitrators appointed in accordance with such rules. The arbitration proceeding shall be conducted in English. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

14.      ASSIGNMENT

         This Agreement shall be binding on and inure to the benefit of each party and its successors, and except that Customers may assign this Agreement under Section 6 above, neither party shall assign any of its rights hereunder nor delegate its obligations hereunder, to any third party, without the prior written consent of the other.

15.      CONFIDENTIALITY

         The parties shall keep in strict confidence the existence and contents of this Agreement, and take best precaution possible to prevent any unauthorized disclosure or use thereof. Both parties agree that no disclosure of this Agreement or any matter relating hereto may be made without the disclosing party first providing the proposed disclosure to the other party two weeks in advance for consent and reasonable changes. In the event disclosure is required by laws or governmental regulations, the disclosing party shall provide the opportunity to protest, participate in preparing disclosure or make reasonable changes hereto.

16.      FORCE MAJEURE

         Neither party shall be responsible for delays or failure in performance resulting from acts beyond the reasonable control of such party. Such acts shall include but not limited to acts of God, war, riot, labor stoppages, governmental actions, fires, floods, and earthquakes.

17.      OBLIGATION OF FUTURE PURCHASE

         Customers agree to contract TSMC to manufacture [REDACTED] of its total wafers requirement above and beyond any contractual commitments in place as of the [REDACTED], including the Customers Committed Capacity requirement of this Agreement. Upon completion of the capacity obligations of this Agreement, be it [REDACTED], or [REDACTED] in the case that some of the Customers Committed Capacity is carried forward from the years [REDACTED], and into the year of [REDACTED], Customers commit to contract TSMC to manufacture no less than [REDACTED] of its total wafer requirement. In the year prior to the expiration hereof, the parties agree to negotiate in good faith to enter into a new agreement under which Customers agree to contract TSMC to provide a minimum of [REDACTED] of Customers' total wafer requirements, provided that TSMC is able to continue to offer competitive technology, pricing, quality and delivery.

         IN WITNESS WHEREOF, the parties, have executed this Agreement as of the date first stated above.

TAIWAN SEMICONDUCTOR                            PMC-SIERRA CORPORATION
MANUFACTURING CO., LTD.


BY:/s/ Donald Brooks                            BY: /s/ James V. Diller
   ---------------------------                      -----------------------
   Donald Brooks                                    James V. Diller
   President                                        C.E.O.


SIERRA SEMICONDUCTOR
CORPORATION

BY: /s/ James V. Diller
    -------------------------
    James V. Diller
    C.E.O.

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                                    EXHIBIT A
                            EQUIVALENCY FACTOR TABLE


                                   [REDACTED]



"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                                    EXHIBIT B
                                 CUSTOMERS'/TSMC
                               COMMITTED CAPACITY

                                   [REDACTED]



"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".

                                    EXHIBIT C
                          TSMC CMOS TECHNOLOGY ROADMAP



                                 [CHART OMITTED]

"The   Confidential   Portion  has  been  omitted  pursuant  to  a  request  for confidential treatment and filed separately with the Securities and Exchange Commission".